CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 18, 2019 (except for the effects of discontinued operations, as discussed in Note 24, as to which the date is June 28, 2019), with respect to the consolidated financial statements included in this Current Report on Form 8-K for the year ended December 31, 2018. We consent to the incorporation by reference of said report in the Registration Statement of CURO Group Holdings Corp. on Form S-8 (333-221945).

/s/ GRANT THORNTON LLP

Dallas, Texas
June 28, 2019